Filed in the Office of	Business Number E0858452007-0
FVAguilar	Filing Number 20233026763
Secretary of State State Of Nevada	Filed On 3/14/2023 2:43:00 PM
	Number of Pages 6

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

- [x] Certificate of Designation
- [ ] Certificate of Amendment to Designation - Before Issuance of Class or Series
- [ ] Certificate of Amendment to Designation - After Issuance of Class or Series
- [ ] Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: CODE GREEN APPAREL CORP. Entity or Nevada Business Identification Number (NVID): E0858452007-0
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series A Preferred, Series C Preferred, Series D Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	[ ] Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. [ ] Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Certificate of Designation of Code Green Apparel Corp. (Continued on attached pages]
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X *Logan William Rice* Signature of Officer Date: 03/14/2023

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

CODE GREEN APPAREL CORP.

Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock

Pursuant to Section 78.1955 of the Nevada Revised Statutes

Pursuant to Section 78.1955 of the Nevada Revised Statutes, the undersigned does hereby certify, on behalf of Code Green Apparel Corp., a Nevada corporation (the "Company"), that the following resolutions were duly adopted by the Board of Directors of the Company.

WHEREAS, the Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), authorize the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock") in one or more series, which Preferred Stock shall have such distinctive designation or title, voting powers or no voting powers, and such preferences, rights, qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof; and

WHEREAS, it is the desire of the Board of Directors to (a) restate the designation, rights, preferences, powers, restrictions and limitations of the Company's Series A Preferred Stock, (b) establish and fix the number of shares to be included in a new series of Preferred Stock to be designated Series C Preferred Stock and (c) establish and fix the number of shares to be included in a new series of Preferred Stock to be designated Series D Preferred Stock.

NOW, THEREFORE, IT IS RESOLVED, that the Board of Directors does hereby provide for the issue of series of Preferred Stock and does hereby in this Certificate of Designation (this "Certificate of Designation") establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

AMENDED AND RESTATED TERMS OF SERIES A PREFERRED STOCK

1. **Designation, Amount and Par Value.** The series of Preferred Stock shall be designated as Series A Preferred Stock (the "Series A Preferred Stock") and the number of shares so designated shall be One Thousand (1,000). Each share of the Series A Preferred Stock shall have a par value of $0.001.

2. **Fractional Shares.** The Series A Preferred Stock may be issued in fractional shares.

3. **Voting Rights.** The holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of:

   (a) The total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus

   (b) The number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

4. **Dividends.** The holders of Series A Preferred Stock shall be entitled to received dividends when, as and if declared by the Board of Directors; *provided, however*, that the Series A Preferred Stock shall be entitled to receive twenty-two and one-half percent (22.5%) of "Available Cash" of the Company as a dividend when, as and if declared by the Board of Directors. "Available Cash" has been defined by the Board of Directors of the Company, as follows:

Available Cash shall be calculated as an amount of cash, for any determination period as may be established by the Board of Directors from time to time, equal to (1) total revenues from sales of Company-mined Bitcoin, (2) less total costs of Bitcoin mined by the Company, (3) less cash operating expenses of the Company as determined in accordance with generally accepted accounting principles (GAAP), (4) less cash paid by the Company for debt service, both principal and interest, (5) less taxes paid by the company.

5. **Liquidation.** The Series A Preferred Stock shall have no right to receive any payment or property upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

6. **Conversion and Adjustments.**

(a) **Conversion Rate.** The Series A Preferred Stock shall be convertible into shares of the Company's common stock, as follows:

> Each share of Series A Preferred Stock shall be convertible at any time into a number of shares of the Company's common stock that equals five thousandths of a percent (0.005%) of the number of issued and outstanding shares of the Company's common stock outstanding on the date of conversion, such that 1,000 shares of Series A Preferred Stock would convert into five percent (5.0%) of the number of issued and outstanding shares of the Company's common stock outstanding on the date of conversion (the "Conversion Rate").

(b) **No Partial Conversion.** A holder of shares of Series A Preferred Stock shall be required to convert all of such holder's shares of Series A Preferred Stock, should any such holder exercise his, her or its rights of conversion.

(c) **Adjustment for Merger and Reorganization, etc.** If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (a "Reorganization Event") involving the Company in which the Company's common stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Series A Preferred Stock shall be deemed to have been converted into shares of the Company's common stock at the Conversion Rate.

7. **Protection Provisions.** So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series A Preferred Stock, alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the holders of Series A Preferred Stock.

8. **Waiver.** Any of the rights, powers or preferences of the holders of the Series A Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

9. **No Other Rights or Privileges.** Except as specifically set forth herein, the holder(s) of the shares of Series A Preferred Stock shall have no other rights, privileges or preferences with respect to the Series A Preferred Stock.

TERMS OF SERIES C PREFERRED STOCK

1. **Designation, Amount and Par Value.** The series of Preferred Stock shall be designated as Series C Preferred Stock (the "Series C Preferred Stock") and the number of shares so designated shall be One Hundred Thousand (100,000). Each share of the Series C Preferred Stock shall have a par value of $0.001.

2. **Fractional Shares.** The Series C Preferred Stock may be issued in fractional shares.

3. **Voting Rights.** Each share of Series C Preferred Stock has one (1) vote in all matters requiring shareholder approval.

4. **Dividends.** The holders of Series C Preferred Stock shall be entitled to received dividends when, as and if declared by the Board of Directors; *provided, however*, that the Series C Preferred Stock shall be entitled to receive twenty percent (20.0%) of "Available Cash" of the Company as a dividend when, as and if declared by the Board of Directors. "Available Cash" has been defined by the Board of Directors of the Company, as follows:

> Available Cash shall be calculated as an amount of cash, for any determination period as may be established by the Board of Directors from time to time, equal to (1) total revenues from sales of Company-mined Bitcoin, (2) less total costs of Bitcoin mined by the Company, (3) less cash operating expenses of the Company as determined in accordance with generally accepted accounting principles (GAAP), (4) less cash paid by the Company for debt service, both principal and interest, (5) less taxes paid by the company.

5. **Liquidation.** Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series C Preferred Stock shall be treated *pari passu* with the Company's common stock.

6. **Conversion and Adjustments.**

(a) **Conversion Rate.** The Series C Preferred Stock shall be convertible into shares of the Company's common stock, as follows:

> Each share of Series C Preferred Stock shall be convertible at any time into a number of shares of the Company's common stock that equals five hundred-thousandths of a percent (0.00005%) of the number of issued and outstanding shares of the Company's common stock outstanding on the date of conversion, such that 100,000 shares of Series C Preferred Stock would convert into five percent (5.0%) of the number of issued and outstanding shares of the Company's common stock outstanding on the date of conversion (the "Conversion Rate").

(b) **No Partial Conversion.** A holder of shares of Series C Preferred Stock shall be required to convert all of such holder's shares of Series C Preferred Stock, should any such holder exercise his, her or its rights of conversion.

(c) **Adjustment for Merger and Reorganization, etc.** If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (a "Reorganization Event") involving the Company in which the Company's common stock (but not the Series C Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Series C Preferred Stock shall be deemed to have been converted into shares of the Company's common stock at the Conversion Rate.

7. **Protection Provisions.** So long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series C Preferred Stock, alter or change the rights, preferences or privileges of the Series C Preferred Stock so as to affect adversely the holders of Series C Preferred Stock.

8. **Waiver.** Any of the rights, powers or preferences of the holders of the Series C Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding.

9. **No Other Rights or Privileges.** Except as specifically set forth herein, the holder(s) of the shares of Series C Preferred Stock shall have no other rights, privileges or preferences with respect to the Series C Preferred Stock.

TERMS OF SERIES D PREFERRED STOCK

1. **Designation, Amount and Par Value.** The series of Preferred Stock shall be designated as Series D Preferred Stock (the "Series D Preferred Stock") and the number of shares so designated shall be One Hundred Thousand (100,000). Each share of the Series D Preferred Stock shall have a par value of $0.001.

2. **Fractional Shares.** The Series D Preferred Stock may be issued in fractional shares.

3. **Voting Rights.** Each share of Series D Preferred Stock has one (1) vote in all matters requiring shareholder approval.

4. **Dividends.** The holders of Series D Preferred Stock shall be entitled to received dividends when, as and if declared by the Board of Directors; *provided, however*, that the Series D Preferred Stock shall be entitled to receive forty-tw and one-half percent (42.5%) of "Available Cash" of the Company as a dividend when, as and if declared by the Board of Directors. "Available Cash" has been defined by the Board of Directors of the Company, as follows:

> Available Cash shall be calculated as an amount of cash, for any determination period as may be established by the Board of Directors from time to time, equal to (1) total revenues from sales of Company-mined Bitcoin, (2) less total costs of Bitcoin mined by the Company, (3) less cash operating expenses of the Company as determined in accordance with generally accepted accounting principles (GAAP), (4) less cash paid by the Company for debt service, both principal and interest, (5) less taxes paid by the company.

5. **Liquidation.** Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series D Preferred Stock shall be treated *pari passu* with the Company's common stock.

6. **Conversion and Adjustments.**

(a) **Conversion Rate.** The Series D Preferred Stock shall be convertible into shares of the Company's common stock, as follows:

> Each share of Series D Preferred Stock shall be convertible at any time into a number of shares of the Company's common stock that equals fifteen ten-thousandths of a percent (0.00015%) of the number of issued and outstanding shares of the Company's common stock outstanding on the date of conversion, such that 100,000 shares of Series D Preferred Stock would convert into fifteen percent (15.0%) of the number of issued and outstanding shares of the Company's common stock outstanding on the date of conversion (the "Conversion Rate").

(b) **No Partial Conversion.** A holder of shares of Series D Preferred Stock shall be required to convert all of such holder's shares of Series D Preferred Stock, should any such holder exercise his, her or its rights of conversion.

(c) **Adjustment for Merger and Reorganization, etc.** If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (a "Reorganization Event") involving the Company in which the Company's common stock (but not the Series D Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Series D Preferred Stock shall be deemed to have been converted into shares of the Company's common stock at the Conversion Rate.

7. **Protection Provisions.** So long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series D Preferred Stock, alter or change the rights, preferences or privileges of the Series D Preferred Stock so as to affect adversely the holders of Series D Preferred Stock.

8. Waiver. Any of the rights, powers or preferences of the holders of the Series D Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series D Preferred Stock then outstanding.

9. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series D Preferred Stock shall have no other rights, privileges or preferences with respect to the Series D Preferred Stock.

RESOLVED, FURTHER, that the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 13th day of March, 2023.

CODE GREEN APPAREL CORP.

By: DocuSigned by: Logan Rice
Logan William Rice
Chief Executive Officer